PRIME MEDICAL SERVICES, INC. AND SUBSIDIARIES
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
        FOR THE YEARS ENDED DECEMBER 31, 2001, 2000, 1999, 1998 and 1997

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     ($ in thousands)

                                                                       Years Ended December 31,
                                                 2001            2000            1999           1998            1997
                                              ------------    ------------    ------------   ------------    ------------


Income (loss) before income taxes
     and after minority interests               $ (22,979)        $17,383         $24,471        $18,171         $20,651

Undistributed equity income                          (271)           (274)           (583)          (102)           (408)

Minority interest income of subsidiaries
     with fixed charges                             9,350          11,684           3,726          1,823           6,074
                                              ------------    ------------    ------------   ------------    ------------

Adjusted earnings                                 (13,900)         28,793          27,614         19,892          26,317
                                              ------------    ------------    ------------   ------------    ------------

Interest on debt                                   10,983          10,563           9,408          8,469           7,477

Debt issuance costs                                   163             173             566          4,978             360
                                              ------------    ------------    ------------   ------------    ------------

Total fixed charges                                11,146          10,736           9,974         13,447           7,837
                                              ------------    ------------    ------------   ------------    ------------

Total available earnings
     before fixed charges                        $ (2,754)        $39,529         $37,588        $33,339         $34,154
                                              ============    ============    ============   ============    ============

Ratio                                                (0.2)            3.7             3.8            2.5             4.4
                                              ============    ============    ============   ============    ============

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